Exhibit (21)
The McGraw-Hill Companies, Inc.
Subsidiaries of Registrant
Listed below are all of our subsidiaries, except certain inactive subsidiaries and certain other of our subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Form 10-K.

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Beijing Maxen	China	35
Bentek Energy, LLC	Colorado	100
Capital IQ, Inc.	Delaware	100
*Capital IQ Information Systems (India) Pvt. Ltd.	India	100
ClariFI, Inc.	Delaware	100
CTB/McGraw-Hill LLC	Delaware	100
*McGraw-Hill Education Canada Corp.	Nova Scotia, Canada	100
Funds Research USA, LLC	Delaware	100
Grow.net, Inc.	Delaware	100
International Advertising/McGraw‑Hill LLC	Delaware	100
J.D. Power and Associates	Delaware	100
*Automotive Resources Asia (Hong Kong) Limited	Hong Kong	100
*J.D. Power Commercial Consulting (Shanghai) Co., Ltd.	China	100
*J.D. Power Asia Pacific K.K.	Japan	100
*J.D. Power and Associates, GmbH	Germany	100
KCP Technologies, Inc.	California	100
McGraw-Hill Education, Inc.	Delaware	100
McGraw-Hill Education LLC	Delaware	100
McGraw-Hill Education (Germany) Gmbh	Germany	100
McGraw-Hill Education (Italy) Srl	Italy	100
McGraw-Hill Education Publications Overseas LLC	Delaware	100
McGraw-Hill Financial Asia Pacific LLC	Delaware	100
McGraw‑Hill Interamericana, Inc.	New York	100
McGraw‑Hill International Enterprises, Inc.	New York	100
*McGraw-Hill Financial International LLC	Delaware	100
*Standard & Poor's Philippines Inc.	Philippines	100
*McGraw-Hill Interamericana do Brasil Ltda.	Brazil	100
*McGraw-Hill Korea, Inc.	Korea	100
*McGraw-Hill (Malaysia) Sdn. Bhd	Malaysia	100
*Standard & Poor's Malaysia Sdn. Bhd.	Malaysia	100
*S&P/CITIC Index Information Services (Beijing) Co., Ltd.	China	50
*The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100
*R² Financial Technologies Inc.	Ontario, Canada	100
McGraw-Hill International Enterprises LLC	Delaware	100
McGraw-Hill International Holdings LLC	Delaware	100
*McGraw-Hill Global Holdings (Luxembourg) Sarl	Luxembourg	100
*McGraw-Hill Asian Holdings (Singapore) Pte. Ltd.	Singapore	100
*McGraw-Hill Education (Singapore) Pte. Ltd.	Singapore	100
*McGraw Hill Educational Services India Private Limited	India	100
*McGraw-Hill Hong Kong Limited	Hong Kong	100
*McGraw-Hill Education Technology (Beijing) Co., Ltd.	China	100

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
*McGraw-Hill European Holdings (Luxembourg) Sarl	Luxembourg	100
*McGraw-Hill Education (Israel) Ltd.	Israel	100
*McGraw-Hill Education (Sweden) AB	Sweden	100
*McGraw-Hill Finance Europe Limited	United Kingdom	100
*McGraw-Hill Finance (UK) Ltd.	United Kingdom	100
*McGraw-Hill Holdings (UK) Limited	United Kingdom	100
*McGraw-Hill Financial Research Europe Limited	United Kingdom	100
*McGraw‑Hill International (U.K.) Limited	United Kingdom	100
*McGraw-Hill Cayman Limited	Cayman Islands	100
*McGraw-Hill Education (UK) Limited	United Kingdom	100
*McGraw-Hill Indices U.K. Limited	United Kingdom	100
*Open International Publishing Limited	United Kingdom	100
*Platts (U.K.) Limited	United Kingdom	100
*Standard & Poor's Credit Market Services France SAS	France	100
*McGraw-Hill (France) SAS	France	100
*McGraw-Hill (Germany) GmbH	Germany	100
*McGraw‑Hill Interamericana de Espana, S.L.	Spain	100
*McGraw-Hill S&P Iberia, S.L.	Spain	100
*McGraw-Hill (Sweden) AB	Sweden	100
*Quant House SAS	France	100
*QuantHouse, Inc.	Delaware	100
*Quant House UK Limited	United Kingdom	100
*Standard & Poor's Credit Market Services Europe Limited	United Kingdom	100
*Steel Business Briefing Limited	United Kingdom	100
*SBB Brasil Informacoes LTDA	Brazil	100
*SBB China Ltd	China	100
*SBB Danismanlik Ltd	Turkey	100
*SBB International FZ LLC	United Arab Emirates	100
*SBB Singapore PTE Ltd	Singapore	100
*Steel Business Briefing North America, Inc.	Pennsylvania	100
*The Steel Index Limited	United Kingdom	100
*The McGraw‑Hill Companies S.r.l.	Italy	100
*Standard & Poor's Credit Market Services Italy S.r.l.	Italy	100
*Credit Market Analysis Limited	England & Wales	100
*Credit Market Analysis USA Inc.	Delaware	100
*Quotevision Limited	England & Wales	100
*Financial Data Exchange Limited	England & Wales	100
*Kingsman SA	Switzerland	100
*J. Kingsman Limited	England & Wales	100
*McGraw-Hill Finance (Luxembourg) Sarl	Luxembourg	100
*McGraw-Hill Education (Luxembourg) Sarl	Luxembourg	100
*McGraw-Hill Education Guarantee Co. Limited	United Kingdom	100
*McGraw-Hill Education (U.K.) Holdings Limited	United Kingdom	100
McGraw-Hill News Bureaus, Inc.	New York	100
McGraw-Hill New York, Inc.	New York	100
McGraw‑Hill Publications Overseas LLC	Delaware	100
McGraw-Hill Real Estate, Inc.	New York	100

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
McGraw-Hill Ventures, Inc.	Delaware	100
*McGraw-Hill Education Ventures LLC	Delaware	100
Money Market Directories, Inc.	New York	100
S & P India LLC	Delaware	100
*CRISIL, Ltd.	India	52.77
*CRISIL Credit Information Services India Ltd.	India	100
*CRISIL Irevna Argentina S.A.	Argentina	100
*CRISIL Risk and Infrastructure Solutions, Ltd.	India	100
*Irevna Limited	United Kingdom	100
*CRISIL Irevna Poland Sp. Z.o.o.	Poland	100
*Irevna, LLC	Delaware	100
*Pipal Research Analytics and Information Services India Private Ltd.	India	100
Standard & Poor's Europe LLC	Delaware	100
Standard & Poor's Financial Services LLC	Delaware	100
*McGraw-Hill Indices Guarantee Co. (UK) Ltd	United Kingdom	100
*S&P Dow Jones Indices LLC	Delaware	73
*DJI Opco LLC	Delaware	100
*S&P Opco LLC	Delaware	100
Standard & Poor's International, LLC	Delaware	100
*Standard & Poor's Hong Kong Limited	Hong Kong	100
*Standard & Poor's Information Services (Beijing) Co., Ltd.	China	100
*Standard & Poor's Ratings Japan K.K.	Japan	100
*Nippon Standard & Poor's K.K.	Japan	100
*Standard & Poor's Singapore Pte. Ltd.	Singapore	100
*Taiwan Ratings Corporation	Taiwan	51
Standard & Poor's International Services LLC	Delaware	100
Standard & Poor's Investment Advisory Services LLC	Delaware	100
Standard & Poor's, LLC	Delaware	100
*McGraw-Hill Financial Japan K.K.	Japan	100
*McGraw-Hill Financial Singapore Pte. Limited	Singapore	100
Standard & Poor's Securities Evaluations, Inc.	New York	100
Sunshine International, Inc.	Delaware	100
Tegrity, Inc.	California	100
WaterRock Insurance, LLC	Vermont	100
Capital IQ S.R.L.	Argentina	100
Editora McGraw‑Hill de Portugal, Ltda.	Portugal	100
Grupo McGraw-Hill Companies, S. de R.L. de C.V.	Mexico	100
Lands End Publishing	New Zealand	100
McGraw‑Hill Australia Pty Limited	Australia	100
*McGraw‑Hill Book Company New Zealand Limited	New Zealand	100
*Mimosa Publications Pty Ltd.	Australia	100
*Carringbush Publications Pty Ltd.	Australia	100
*Dragon Media International Pty Ltd.	Australia	100
*Platypus Media Pty Ltd.	Australia	100
*Yarra Pty Ltd.	Australia	100
*Standard & Poor's (Australia) Pty Ltd.	Australia	100

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
*Standard & Poor's Information Services (Australia) Pty Ltd.	Australia	100
McGraw-Hill Cayman Finance Ltd.	Cayman Islands	100
McGraw‑Hill Holdings Europe Limited	United Kingdom	100
*The McGraw-Hill Companies Limited	United Kingdom	100
McGraw-Hill/Interamericana de Chile Limitada	Chile	100
McGraw‑Hill/Interamericana de Venezuela S.A.	Venezuela	100
McGraw‑Hill Interamericana Editores, S.A. de C.V.	Mexico	100
*Grupo McGraw-Hill, S.A. de C.V.	Mexico	100
McGraw-Hill/Interamericana, S.A.	Panama	100
McGraw‑Hill Ryerson Limited	Ontario, Canada	70.1
Standard & Poor's (Dubai) Limited	United Arab Emirates	100
Standard & Poor's Investment Advisory Services (HK) Limited	Hong Kong	100
Standard & Poor's Maalot Ltd.	Israel	100
Standard & Poor's, S.A. de C.V.	Mexico	100
*Grupo Standard & Poor's, S.A. de C.V.	Mexico	100
Standard & Poor's South Asia Services (Private) Limited	India	100
Tata McGraw-Hill Education Private Limited	India	66.25

* Subsidiary of a subsidiary.